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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 12, 2004


                           TRICO MARINE SERVICES, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                        0-28316                72-1252405
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


    250 North American Court, Houma, Louisiana                      70363
     (Address of principal executive offices)                     (Zip Code)


                                 (985) 851-3833
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 8.01  Other Events.

     On November 12, 2004, Trico Marine Services, Inc. (the "Company") and its two primary U.S. subsidiaries, Trico Marine Assets, Inc. and Trico Marine Operators, Inc., issued a press release announcing that they had commenced soliciting consents from the holders of the Company's outstanding $250 million 87/8% senior notes due 2012 (the "Senior Notes") to approve a "pre-packaged" plan of reorganization (the "Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). A copy of the press release is attached as
Exhibit 99.1 hereto. As part of the financial restructuring of the Company contemplated by the Plan:

     o Each holder of the Senior Notes would receive, in exchange for its total claim (including principal and interest), its pro rata portion of 100% of the fully diluted new common stock of reorganized Trico Marine Services, Inc. ("Reorganized TMAR"), before giving effect to
          (i) the exercise of the warrants described below and (ii) a new employee option plan.

     o Holders of the Company's existing common stock would receive, on a basis to be determined, equity warrants that are exercisable into, in the aggregate, 10% of Reorganized TMAR's common stock (before giving effect to the new employee option plan). The equity warrants would be structured as follows:

          o One tranche of warrants exercisable into 5% of Reorganized TMAR's common stock (before giving effect to the new employee option plan), with a five-year term beginning on the consummation of a plan of reorganization, and set at a strike price equivalent to an equity valuation of $187.5 million.

          o One tranche of warrants exercisable into 5% of Reorganized TMAR's common stock (before giving effect to the new employee option plan), with a three-year term beginning on the consummation of a plan of reorganization, and set at a strike price equivalent to an equity valuation of $250 million.

     o On the effective date of the Plan, the sole equity interests in Reorganized TMAR would consist of new common stock issued to the holders of the Senior Notes, the equity warrants described above, and equity options to be issued to employees.

     o The Company's obligations under existing operating leases, or trade credit extended to the Company by its vendors and suppliers, would be unimpaired by the restructuring.

     o All of the respective obligations of the Company and its subsidiaries pursuant to its 2004 senior secured credit facility (the "2004 Term Loan") would be unimpaired by the restructuring.

     o The Norwegian credit facilities, including the NOK term loan and the NOK revolving credit facility, both of which are obligations of the Company's Norwegian subsidiaries/affiliates, would be unimpaired by the restructuring.


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     o    The 6.08% notes due 2006 and the 6.11% notes due 2014 issued by a domestic subsidiary of the Company would be unimpaired by the restructuring.

     As previously announced on September 10, 2004, the Company and over 67% of the holders of its Senior Notes have entered into an agreement (the "Plan Support Agreement") pursuant to which such holders have agreed to support a consensual financial restructuring of the Company on the terms outlined above. Based on the Plan Support Agreement, the Company believes it has the support of the requisite body of holders of the Senior Notes necessary to effectuate the proposed financial restructuring. The solicitation period will expire on December 13, 2004. At the end of the solicitation period, the Company intends to implement the Plan by promptly commencing a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Proceeding"). A copy of the Disclosure Statement relating to the Plan and a copy of the Plan are attached hereto as Exhibit 99.2. Additionally, the documents constituting the Plan Supplement (as defined in the Plan) are attached hereto as Exhibits 99.3 through 99.14.

     Under the terms of the proposed financial restructuring, Thomas Fairley will continue as the Company's Chief Executive Officer and Trevor Turbidy will continue as the Company's Chief Financial Officer. Joseph Compofelice will remain as the Company's non-executive Chairman of the Board of Directors.

     In connection with the financial restructuring contemplated by the Plan, and in an effort to address liquidity issues relating to the Company's operations during the proposed Chapter 11 filing and following the completion of the restructuring, the Company has been negotiating to replace the 2004 Term Loan with a new secured term loan and revolving credit facility in the U.S.

     The Company has received a commitment for a debtor-in-possession financing facility (the "DIP Facility") consisting of a non-amortizing $55 million term loan and a $20 million revolving line of credit. Under the terms of the commitment to the Company, the borrowers will be the Company's two primary U.S. subsidiaries, and the loans will be guaranteed by the Company and all domestic and foreign wholly-owned subsidiaries of the Company, excluding Trico Shipping AS. Interest will accrue at variable rates, plus a margin, subject to floors. If the DIP Facility is approved by the Bankruptcy Court, the proceeds of the term loan portion of the DIP Facility will be used to pay in full, without penalty or premium, all amounts currently due pursuant to the Company's 2004 Term Loan.

     Upon completion of the Chapter 11 Proceeding, provided that the Company meets certain conditions precedent to financing, the DIP Facility will convert to an exit term loan and exit revolving facility (the "Exit Facility") in a similar amount subject to certain terms and conditions. The Exit Facility will be subject to equal amortization requirements of $5 million commencing on the second anniversary of the Exit Facility effective date, with a final bullet installment of $40 million on the fifth anniversary of the effective date. The Exit Facility will include fees on the unused portion of the exit revolving facility, as well as other customary fees. The Exit Facility will be subject to customary financial covenants, as well as covenants that restrict additional indebtedness and restrict uses of cash.


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Item 9.01  Financial Statements and Exhibits.

      (c)  Exhibits.

           99.1 Press release issued by Trico Marine Services, Inc. dated November 12, 2004.*

           99.2 Disclosure Statement and Plan of Reorganization, dated November 12, 2004.*

           99.3   Plan Support Agreement, dated September 8, 2004.*+

           99.4   Form of Registration Rights Agreement.*+

           99.5   Form of Warrant Agreement.*+

           99.6 Form of Second Amended and Restated Certificate of Incorporation of Trico Marine Services, Inc.*+

           99.7 Form of Second Amended and Restated Bylaws of Trico Marine Services, Inc.*+

           99.8   Form of Key Employee Options Agreement.*+

           99.9   Form of Executive Options Agreement 1.*+

           99.10  Form of Executive Options Agreement 2.*+

           99.11  Form of Director Options Agreement.*+

           99.12 Form of Chief Executive Officer and Chief Financial Officer Employment Agreement.*+

           99.13  Form of Retirement Agreement for Non-Executive
                  Chairman.*+

           99.14 Commitment Letter for $75 Million Debtor In Possession Credit Facility and $75 Million Exit Credit Facility, dated November 12, 2004.*+

           * We are furnishing under Item 7.01 of Form 8-K the information included as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7,
               99.8, 99.9, 99.10, 99.11, 99.12, 99.13, and 99.14 to this report.
               The press release, Disclosure Statement and Plan of Reorganization attached hereto as Exhibits 99.1 and 99.2, respectively, and the Plan Supplement attached hereto as Exhibits
               99.3 through 99. 14, shall not be deemed "filed" for purposes of
               Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

           +   Exhibit will be filed by amendment.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TRICO MARINE SERVICES, INC.



                                  By: /s/          Trevor Turbidy
                                      ------------------------------------------
                                                   Trevor Turbidy
                                      Vice President and Chief Financial Officer


Dated: November 12, 2004

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